UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 10, 2010

Neuro – Biotech Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-55254-42	87-0485310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Aeschenvorstadt 71, CH-4051 Basel, Switzerland
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   41 61 500 05 16

M45 Mining Resources, Inc., 4020 St-Ambroise, Suite 497, Montreal, Quebec Canada
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)
(1) Previous Independent Accountant

(i)	On July 26, 2010 the Registrant changed its independent auditor, Patrick Rodgers, CPA, PA (“Rodgers”).
(ii)
The reports of Rodgers as of and for the fiscal years ended March 31, 2008 and 2009, did not contain any adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The Board of Directors agreed to change the Registrant’s independent auditor.
(iv)
During the fiscal years ended March 31, 2008 and 2009 and any subsequent interim period preceding such departure of Rodgers, there were no disagreements with Rodgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(v)	Rodgers has not advised the Registrant of any events described in paragraphs (A) through (D) of Regulation S-K Item 304(a)(1)(v).

(2) New Independent Accountant

The Registrant engaged Michael Pollack, CPA of KBP, LLP as its independent auditor to provide the requisite audit services for the Registrant.  KBL, LLP commenced its engagement effective July 22, 2010 as requested and approved by the Registrant’s Board of Directors.  The Registrant did not consult with KBP, LLP on any matter at any time prior to the engagement.

(3) Please see the attached letter from Patrick Rodgers, CPA, PA regarding his review of the abovementioned disclosure made in response to this Item 304(a).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2010 the Company and its stockholders deemed it to be in the best interest of the Company that Article THIRD of the Company’s Articles of Incorporation be stricken in its entirety and replaced as follows:

THIRD: Authorized Stock: The total number of shares which the Company shall have authority to issue is One Billion (1,000,000,000) Common Shares, with a par value of $0.001 per share.

Prior to such amendment, the Company had authority to issue Three Hundred Million (300,000,000) Common Shares, with a par value of $0.001 per share.

Item 9.01 Financial Statements and Exhibits.

Letter from the previous independent accountant, Patrick Rodgers, CPA, PA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 10, 2010

NEURO-BIOTECH CORP.

/s/ Barry Somervail

Barry Somervail, Chief Executive Officer